UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/07/2012

LA JOLLA PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  0-24274

CALIFORNIA	33-0361285
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4370 La Jolla Village Drive, Suite 400, San Diego, California 92122
(Address of principal executive offices, including zip code)

(858) 452-6600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 7, 2012, La Jolla Pharmaceutical Company, a California corporation (the "Company") entered into a Consent and Waiver Agreement (the "Agreement") with certain holders of the Company's preferred stock, as set forth in the Agreement (the "Holders").

Pursuant to the Agreement, the Holders irrevocably waived their right to effect a 12-Month Redemption (as defined in the Company's Articles of Incorporation (the "Charter")) such that Article IV(d)(6)(C) of the Charter no longer has any force or effect. The Holders also irrevocably waived the protections set forth in Articles IV(d)(11)(I) and IV(d)(12) of the Charter and consented to any past and future corporate actions that may cause the Company's Net Cash (as defined in the Charter) to fall below $2,900,000. By virtue of such consent and waiver, the provisions of Articles IV(d)(11)(I) and IV(d)(12) of the Charter no longer have any force or effect.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as an Exhibit hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report on Form 8-K:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY

Date: December 10, 2012	By:	/s/ George Tidmarsh
George Tidmarsh
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Consent and Waiver Agreement, dated December 7, 2012